Exhibit 99.1

1015 Penn Avenue Wyomissing, PA 19610 Contacts: Jay Sidhu, Chairman & CEO 610-935-8693 Richard Ehst, President & COO 610-917-3263 Investor Contact: Robert Wahlman, CFO 610-743-8074

Customers Bancorp, Inc. Announces Actions to Support Capital Allocation Strategies

Cap of Religare Enterprises Investment

Termination of CMS Bancorp, Inc. Agreement and Plan of Merger

WYOMISSING, Pa., December 20, 2013 /PRNewswire/--Today Customers Bancorp, Inc. ("Customers") (NASDAQ: CUBI) announced two actions designed to better align its activities with its shareholder wealth generation strategy.  First, Customers announced that it will cap its investment in Religare Enterprises Limited ("Religare") at $23.0 million (4.1 million common shares).  Customers had the ability to purchase warrants to acquire up to an additional $28.0 million of Religare stock (approximately 5.0 million Religare common shares).   By not acquiring the warrants, Customers has limited its investment to the $23.0 million invested in the common shares of Religare during the fiscal quarter ending September 30, 2013.  Religare is a diversified financial services company domiciled in New Delhi, India and is listed on the Bombay Stock Exchange and National Stock Exchange in India.  Customers' current holdings represent 2.8% of current outstanding Religare shares.

Customers, in mutual consent with CMS Bancorp, Inc. ("CMS"), also announced the termination of the August 10, 2012 Agreement and Plan of Merger (the "Agreement") between Customers and CMS Bancorp, Inc. ("CMS").  CMS is a Mount Vernon, New York bank holding company with approximately $250 million in assets.  Under the provisions of the Agreement, there are no termination fees involved with the termination of this Agreement by mutual consent.

"Capping our investment in Religare and consenting to terminate the Agreement with CMS allows Customers to focus its capital allocation and management efforts to support the growth and development of existing businesses, and build out book value per share through continued strong earnings," said Jay Sidhu, Customers CEO.  "Our existing businesses and footprint provide above average opportunities to grow assets and deposits, increase profitability, and expand shareholder value.  We are allocating all our capital at this time to organically develop these interest income and fee businesses.  Customers will consider merger and acquisition activity only if any resulting book value dilution can be overcome quickly.  We do not envision any significant M & A activity until we are trading at or above our peer group valuations.  We have a bright future ahead and will remain absolutely focused on above average shareholder value creation," concluded Sidhu.

About Customers Bank

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank.  Customers Bank is a community-based, full-service bank with assets of approximately $3.9 billion.  A member of the Federal Reserve System and deposits insured by the Federal Deposit Insurance Corporation ("FDIC"), Customers Bank is an equal housing lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, Massachusetts, New Jersey, and Northern Virginia. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.  Customers Bancorp, Inc. is listed on the NASDAQ exchange under the symbol CUBI.  Additional information about Customers Bancorp, Inc. can be found on the company's website, www.customersbank.com.

"Safe Harbor" Statement

In addition to historical information, this press release may contain "forward-looking statements" which are made in good faith by Customers Bancorp, Inc., pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, as well as any changes in risk factors that may be identified in its quarterly or other reports filed with the SEC. Customers Bancorp, Inc. does not undertake to update any forward looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.